FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 20, 2010 (July 16, 2010)

SouthPeak Interactive Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway
Midlothian, Virginia 23113

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 17, 2010, SouthPeak Interactive Corporation (the “Company”) entered into a First Amendment to Registration Rights Agreement (collectively, the “Amendment”) with each of Diversified Opportunities Master Account, L.P., CNH CA Master Account, L.P., AQR Diversified Arbitrage Fund and Terry Phillips, the Company’s chairman.  The Amendment modifies the Registration Rights Agreement, dated as of July 19, 2010, which was entered into in connection with the sale by the Company of senior secured convertible notes (the “Notes”) and associated warrants, as detailed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2010.

Pursuant to the Amendment, the initial filing deadline by which the Company must file a registration statement relating to the shares of common stock underlying the Notes and associated warrants has been extended from August 18, 2010 to October 13, 2010.  A copy of the Amendment is furnished herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

By written consent delivered to the Company on July 16, 2010, the holders of a majority of the outstanding capital stock of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.0001, of the Company from 90,000,000 to 190,000,000 shares (the “Charter Amendment”).  Among the parties to the written consent were Melanie Mroz, the Company’s president, chief executive officer and a member of the board of directors, and Terry Phillips, the Company’s chairman.  The Charter Amendment had been previously approved by the Company’s board of directors on July 13, 2010, subject to stockholder approval.

  Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits
10.1	First Amendment to Registration Rights Agreement, dated as of August 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2010

SouthPeak Interactive Corporation

By:	/s/ Reba McDermott
Reba McDermott, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Registration Rights Agreement, dated as of August 17, 2010